Exhibit 99.1
Snap Inc. Announces First Quarter 2023 Financial Results
Daily Active Users increased 15% year-over-year to 383 million
First quarter revenue was $989 million
Operating cash flow was $151 million and Free Cash Flow was $103 million
SANTA MONICA, Calif. – April 27, 2023 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2023.
"Our community continues to grow, reaching 383 million daily active users in Q1, and we are working to deepen engagement with our content platform while building innovative new features and services like My AI," said Evan Spiegel, CEO. "We are working to accelerate our revenue growth and we are using this opportunity to make significant improvements to our advertising platform to help drive increased return on investment for our advertising partners."
Q1 2023 Financial Summary
•Revenue was $989 million, compared to $1,063 million in the prior year.
•Net loss was $329 million, compared to $360 million in the prior year.
•Adjusted EBITDA was $1 million, compared to $64 million in the prior year.
•Operating cash flow was $151 million, compared to $127 million in the prior year.
•Free Cash Flow was $103 million, compared to $106 million in the prior year.

	Three Months Ended March 31,		Percent Change
	2023	2022

(Unaudited)	(in thousands, except per share amounts)
Revenue	$988,608	$1,062,727	(7)%
Operating loss	$(365,264)	$(271,527)	(35)%
Net loss	$(328,674)	$(359,624)	9%
Adjusted EBITDA(1)	$813	$64,468	(99)%
Net cash provided by (used in) operating activities	$151,102	$127,459	19%
Free Cash Flow(2)	$103,472	$106,284	(3)%
Diluted net loss per share attributable to common stockholders	$(0.21)	$(0.22)	5%
Non-GAAP diluted net income (loss) per share(3)	$0.01	$(0.02)	163%
(1)See page 10 for reconciliation of net loss to Adjusted EBITDA.
(2)See page 10 for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q1 2023 Summary & Key Highlights
We grew and deepened our engagement with our community:
•DAUs were 383 million in Q1 2023, an increase of 51 million, or 15% year-over-year.
•DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•Total time spent watching Spotlight content grew more than 170% year-over-year, and Spotlight reached more than 350 million monthly active users on average in Q1, representing an increase of 46% year-over-year.
•We launched My AI, a new AI-powered chatbot to make conversational artificial intelligence useful and enjoyable for our community, and surface the best of Snapchat to our community, including relevant AR Lenses and recommendations from the Snap Map.
•We introduced 3D to the Snap Map to highlight Places and make the Map more personal, fun, and engaging.
•We introduced our new Content Controls feature in Family Center that allows parents to filter the types of content their teens can watch on Snapchat.
•We announced new safeguards to My AI, including a new age signal and time out functionality.
•We launched two new Sounds creative tools to make it easier to discover and share music — Sounds Recommendations for Lenses and Sounds Sync for Camera Roll.
We are focused on expanding and diversifying our revenue growth:
•We simplified Ads Manager create workflows, improved ad management experiences on mobile, redesigned the creative library and simplified our payments onboarding experiences.
•We transitioned to a new ad format for Snapchatters that aligned ad design with content design, which is an important input toward a consistent and unified content and advertising interaction experience across Spotlight and Stories.
•Apparel company Courir saw a 24% decrease in cost per purchase within Ads Manager and a 43% increase in ROAS reported in Google Analytics after implementing the 7/0 Pixel Purchase optimization model.
•Snapchat+, our subscription service that offers exclusive, experimental, and pre-release features, reached over 3 million paying subscribers in Q1.
•We launched Generative AI Backgrounds, an exclusive Snapchat+ feature that allows Snapchatters to generate fun backgrounds for their profiles using free-form text prompts.
•We launched AR Enterprise Services (ARES), our new SaaS business, bringing our world-class AR technology suite beyond Snapchat, and into customers’ owned-and-operated apps and websites; early customers include Goodr, Princess Polly, and Gobi Cashmere.
•Goodr leveraged our AR Try-On to replicate the experience of in-store shopping on customers’ mobile devices, and saw an 81% uplift in add-to-cart and a 67% uplift in conversion for mobile device users, leading to a 59% increase in revenue per shopper.
•Princess Polly incorporated our fit & sizing technology Fit Finder for recommendations and our AR Image Try-On feature to deliver over 50 million recommendations and saw a 24% lower product return rate when shoppers used the technology.
•Gobi Cashmere’s shoppers using Fit Finder for recommendations and AR Try-On for clothing features were 4x as likely to convert.

We invested in our augmented reality platform:
•Ray Tracing, which enables photorealistic quality on digital objects, is now available in Lens Studio to developers around the world.
•We introduced support for Version Control for project collaboration in Lens Studio, enabling developers to collaborate simultaneously on new or existing Lens Studio projects while maintaining the integrity of their source code.
•We introduced Portrait Relighting, which gives developers the ability to enhance or change the light and background of photos, as well as add their own custom lighting to photos.
•Lens Studio’s start screen now has a dedicated Learn Tab that offers educational materials like videos and guides to help developers learn how to build Lenses.
•Powered by Camera Kit, Microsoft Teams brought Snapchat Lenses right into video meetings to help colleagues communicate and collaborate as they discuss projects.
•We announced a new integration with Disguise, an industry leader in live event visualization technology, that will bring Snap AR to the world’s largest venues and tours.
•We partnered with the NFL to create a 3D model of the State Farm Stadium so fans on the NFL app could see what it’s like inside the official Super Bowl LVII stadium, and a Snapchat Lens of the stadium allowed them to keep up with the game in real time through AR.
•We partnered with British Vogue for an immersive experience through Vogue x Snapchat: Redefining the Body, which allowed visitors to enter the worlds of renowned designers and try on iconic digital designs from Dior, Kenneth Ize, Richard Quinn, Stella McCartney, Thebe Magugu, and Versace.
•Our AR Studio in Paris created a unique AR experience for International Women’s Day by installing eight AR statues of important female figures in French history across eight French cities.

Financial Guidance
We are not providing formal guidance for revenue or adjusted EBITDA for the second quarter of 2023.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:30 p.m. Pacific / 5:30 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, geo-political conflicts, and the persisting effects of the COVID-19 pandemic, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts, the persisting effects of the COVID-19 pandemic, and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(328,674)	$(359,624)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35,220	38,100
Stock-based compensation	314,931	275,444
Amortization of debt issuance costs	1,836	1,413
Losses (gains) on debt and equity securities, net	(10,833)	79,127
Other	(10,396)	1,125
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	288,373	126,027
Prepaid expenses and other current assets	(13,204)	(27,178)
Operating lease right-of-use assets	17,658	16,984
Other assets	850	(308)
Accounts payable	(36,972)	54,980
Accrued expenses and other current liabilities	(90,191)	(62,828)
Operating lease liabilities	(18,550)	(17,816)
Other liabilities	1,054	2,013
Net cash provided by (used in) operating activities	151,102	127,459
Cash flows from investing activities
Purchases of property and equipment	(47,630)	(21,175)
Purchases of strategic investments	(4,480)	(150)
Cash paid for acquisitions, net of cash acquired	—	(788)
Purchases of marketable securities	(874,053)	(1,342,381)
Sales of marketable securities	5,351	9,777
Maturities of marketable securities	924,323	342,545
Other	2,327	(5,493)
Net cash provided by (used in) investing activities	5,838	(1,017,665)
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	1,483,500
Purchase of capped calls	—	(177,000)
Proceeds from the exercise of stock options	29	2,266
Deferred payments for acquisitions	(2,028)	—
Net cash provided by (used in) financing activities	(1,999)	1,308,766
Change in cash, cash equivalents, and restricted cash	154,941	418,560
Cash, cash equivalents, and restricted cash, beginning of period	1,423,776	1,994,723
Cash, cash equivalents, and restricted cash, end of period	$1,578,717	$2,413,283
Supplemental disclosures
Cash paid for income taxes, net	$17,003	$2,636
Cash paid for interest	$4,421	$3,454

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$988,608	$1,062,727
Costs and expenses:
Cost of revenue	439,986	420,897
Research and development	455,112	455,563
Sales and marketing	268,433	241,886
General and administrative	190,341	215,908
Total costs and expenses	1,353,872	1,334,254
Operating loss	(365,264)	(271,527)
Interest income	37,948	3,123
Interest expense	(5,885)	(5,173)
Other income (expense), net	11,372	(77,537)
Loss before income taxes	(321,829)	(351,114)
Income tax benefit (expense)	(6,845)	(8,510)
Net loss	$(328,674)	$(359,624)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.21)	$(0.22)
Diluted	$(0.21)	$(0.22)
Weighted average shares used in computation of net loss per share:
Basic	1,581,370	1,619,113
Diluted	1,581,370	1,619,113

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,578,528	$1,423,121
Marketable securities	2,524,904	2,516,003
Accounts receivable, net of allowance	892,511	1,183,092
Prepaid expenses and other current assets	146,973	134,431
Total current assets	5,142,916	5,256,647
Property and equipment, net	303,022	271,777
Operating lease right-of-use assets	355,062	370,952
Intangible assets, net	186,724	204,480
Goodwill	1,649,097	1,646,120
Other assets	251,569	279,562
Total assets	$7,888,390	$8,029,538
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$141,800	$181,774
Operating lease liabilities	50,787	46,485
Accrued expenses and other current liabilities	898,897	987,340
Total current liabilities	1,091,484	1,215,599
Convertible senior notes, net	3,744,237	3,742,520
Operating lease liabilities, noncurrent	368,526	386,271
Other liabilities	105,703	104,450
Total liabilities	5,309,950	5,448,840
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,391,998 shares issued, 1,341,056 shares outstanding at March 31, 2023 and 3,000,000 shares authorized, 1,371,242 shares issued, 1,319,930 shares outstanding at December 31, 2022.	13	13
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,522 shares issued and outstanding at March 31, 2023 and 700,000 shares authorized, 22,529 shares issued and outstanding at December 31, 2022.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2023 and 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2022.	2	2
Treasury stock, at cost. 50,942 and 51,312 shares of Class A non-voting common stock at March 31, 2023 and December 31, 2022, respectively.	(496,906)	(500,514)
Additional paid-in capital	13,620,326	13,309,828
Accumulated deficit	(10,543,331)	(10,214,657)
Accumulated other comprehensive income (loss)	(1,664)	(13,974)
Total stockholders’ equity	2,578,440	2,580,698
Total liabilities and stockholders’ equity	$7,888,390	$8,029,538

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$151,102	$127,459
Less:
Purchases of property and equipment	(47,630)	(21,175)
Free Cash Flow	$103,472	$106,284

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA reconciliation:
Net loss	$(328,674)	$(359,624)
Add (deduct):
Interest income	(37,948)	(3,123)
Interest expense	5,885	5,173
Other (income) expense, net	(11,372)	77,537
Income tax (benefit) expense	6,845	8,510
Depreciation and amortization	35,220	38,100
Stock-based compensation expense	314,931	275,444
Payroll and other tax expense related to stock-based compensation	15,926	22,451
Adjusted EBITDA	$813	$64,468
Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2023	2022
Depreciation and amortization expense:
Cost of revenue	$3,226	$5,512
Research and development	24,139	22,123
Sales and marketing	5,073	7,392
General and administrative	2,782	3,073
Total	$35,220	$38,100

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2023	2022
Stock-based compensation expense:
Cost of revenue	$1,885	$2,446
Research and development	219,850	182,866
Sales and marketing	54,939	42,071
General and administrative	38,257	48,061
Total	$314,931	$275,444

	Three Months Ended March 31,
	2023	2022
Non-GAAP net income (loss) reconciliation:
Net loss	$(328,674)	$(359,624)
Amortization of intangible assets	17,755	22,505
Stock-based compensation expense	314,931	275,444
Payroll and other tax expense related to stock-based compensation	15,926	22,451
Income tax adjustments	32	(61)
Non-GAAP net income (loss)	$19,970	$(39,285)

Weighted-average common shares - Diluted	1,581,370	1,619,113

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.21)	$(0.22)
Non-GAAP adjustment to net loss	0.22	0.20
Non-GAAP diluted net income (loss) per share	$0.01	$(0.02)

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$185,528	$127,459	$(124,081)	$55,945	$125,291	$151,102
Net cash provided by (used in) operating activities - YoY (year-over-year)	453%	(7)%	23%	(22)%	(32)%	19%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$292,880	$283,453	$260,458	$244,851	$184,614	$208,257
Purchases of property and equipment	$(24,565)	$(21,175)	$(23,370)	$(37,836)	$(46,925)	$(47,630)
Purchases of property and equipment - YoY	49%	95%	60%	91%	91%	(125)%
Purchases of property and equipment - TTM	$(69,875)	$(80,199)	$(88,946)	$(106,946)	$(129,306)	$(155,761)
Free Cash Flow	$160,963	$106,284	$(147,451)	$18,109	$78,366	$103,472
Free Cash Flow - YoY	333%	(16)%	(27)%	(65)%	(51)%	(3)%
Free Cash Flow - TTM	$223,005	$203,254	$171,512	$137,905	$55,308	$52,496
Common shares outstanding	1,619,283	1,632,563	1,644,974	1,605,868	1,574,086	1,595,205
Common shares outstanding - YoY	8%	7%	4%	0%	(3)%	(2)%
Shares underlying stock-based awards	82,814	75,066	92,105	94,772	131,718	128,218
Shares underlying stock-based awards - YoY	(34)%	(32)%	(12)%	2%	59%	71%
Total common shares outstanding plus shares underlying stock-based awards	1,702,097	1,707,629	1,737,079	1,700,640	1,705,804	1,723,423
Total common shares outstanding plus shares underlying stock-based awards - YoY	4%	5%	3%	—%	—%	1%

Results of Operations
Revenue	$1,297,885	$1,062,727	$1,110,909	$1,128,476	$1,299,735	$988,608
Revenue - YoY	42%	38%	13%	6%	0.1%	(7)%
Revenue - TTM	$4,117,048	$4,410,191	$4,538,992	$4,599,997	$4,601,847	$4,527,728
Revenue by region (1)
North America	$932,077	$758,261	$785,681	$811,602	$880,310	$639,896
North America - YoY	41%	37%	12%	3%	(6)%	(16)%
North America - TTM	$2,973,701	$3,178,990	$3,262,936	$3,287,621	$3,235,854	$3,117,489
Europe	$208,912	$162,132	$170,097	$161,396	$218,552	$157,760
Europe - YoY	48%	43%	12%	5%	5%	(3)%
Europe - TTM	$627,920	$676,433	$694,262	$702,537	$712,177	$707,805
Rest of World	$156,896	$142,334	$155,131	$155,478	$200,873	$190,952
Rest of World - YoY	42%	38%	21%	22%	28%	34%
Rest of World - TTM	$515,427	$554,768	$581,794	$609,839	$653,816	$702,434
Operating loss	$(25,127)	$(271,527)	$(400,940)	$(435,242)	$(287,597)	$(365,264)
Operating loss - YoY	74%	11%	(108)%	(141)%	NM	(35)%
Operating loss - Margin	(2)%	(26)%	(36)%	(39)%	(22)%	(37)%
Operating loss - TTM	$(702,069)	$(669,990)	$(878,418)	$(1,132,836)	$(1,395,306)	$(1,489,043)
Net income (loss)	$22,550	$(359,624)	$(422,067)	$(359,502)	$(288,460)	$(328,674)
Net income (loss) - YoY	120%	(25)%	(178)%	(400)%	NM	9%
Net income (loss) - TTM	$(487,955)	$(560,697)	$(831,100)	$(1,118,643)	$(1,429,653)	$(1,398,703)
Adjusted EBITDA	$326,793	$64,468	$7,190	$72,640	$233,275	$813
Adjusted EBITDA - YoY	97%	3872%	(94)%	(58)%	(29)%	(99)%
Adjusted EBITDA - Margin (2)	25%	6%	1%	6%	18%	0.1%
Adjusted EBITDA - TTM	$616,686	$682,863	$572,650	$471,091	$377,573	$313,918
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Other
DAU (in millions)	319	332	347	363	375	383
DAU - YoY	20%	18%	18%	19%	17%	15%
DAU by region (in millions)
North America	97	98	99	100	100	100
North America - YoY	6%	5%	4%	4%	3%	3%
Europe	82	84	86	88	92	93
Europe - YoY	11%	10%	10%	11%	12%	10%
Rest of World	140	150	162	175	183	190
Rest of World - YoY	41%	36%	35%	34%	31%	27%
ARPU	$4.06	$3.20	$3.20	$3.11	$3.47	$2.58
ARPU - YoY	18%	17%	(4)%	(11)%	(15)%	(19)%
ARPU by region
North America	$9.58	$7.77	$7.93	$8.13	$8.77	$6.37
North America - YoY	33%	31%	8%	(1)%	(9)%	(18)%
Europe	$2.54	$1.93	$1.98	$1.83	$2.38	$1.70
Europe - YoY	33%	30%	2%	(5)%	(6)%	(12)%
Rest of World	$1.12	$0.95	$0.96	$0.89	$1.10	$1.00
Rest of World - YoY	1%	2%	(11)%	(9)%	(2)%	6%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,661	6,131	6,446	5,706	5,288	5,201
Employees - YoY	47%	52%	38%	10%	(7)%	(15)%

Depreciation and amortization expense
Cost of revenue	$4,832	$5,512	$5,061	$5,548	$8,114	$3,226
Research and development	19,444	22,123	22,362	23,722	29,834	24,139
Sales and marketing	7,118	7,392	49,061	4,586	6,130	5,073
General and administrative	3,469	3,073	2,807	2,435	4,413	2,782
Total	$34,863	$38,100	$79,291	$36,291	$48,491	$35,220
Depreciation and amortization expense - YoY	53%	62%	180%	12%	39%	(8)%

Stock-based compensation expense
Cost of revenue	$2,586	$2,446	$2,849	$2,745	$4,248	$1,885
Research and development	202,953	182,866	221,650	246,783	319,447	219,850
Sales and marketing	45,991	42,071	48,577	43,098	69,346	54,939
General and administrative	46,034	48,061	45,734	50,333	57,533	38,257
Total	$297,564	$275,444	$318,810	$342,959	$450,574	$314,931
Stock-based compensation expense - YoY	35%	16%	24%	14%	51%	14%